                                                                  Exhibit 6 (iv)

[State of Texas logo]

TEXAS DEPARTMENT. OF INSURANCE
Financial, Company Licensing & Registration, Mail Code 305-2C
333 Guadalupe 9.0. Box 149104, Austin, Texas 78714-9104

STATE OF TEXAS     Section
                   Section
COUNTY OF TRAVIS   Section

The Commissioner of Insurance, as the chief administrative and executive officer and custodian of records of the Texas Department of Insurance has delegated to the undersigned the authority to certify the authenticity of documents filed with or maintained by or within the custodial authority of the Company Licensing & Registration Division of the Texas Department of Insurance.

Therefore, I hereby certify that the attached documents are true and correct copies of the documents described below. I further certify that the documents described below are filed with or maintained by or within the custodial authority of the Company Licensing & Registration Division of the Texas Department of Insurance.

The COMMISSIONER'S ORDER No. 09-0180 dated March 20, 2009, and the Restated Articles of Incorporation concerning the name change from AIG ANNUITY INSURANCE COMPANY, Amarillo Texas to WESTERN NATIONAL LIFE INSURANCE COMPANY, Amarillo Texas altogether consisting of four (4) pages.

IN TESTIMONY WHEREOF, witness my hand and seal of office at Austin, Texas, this 23rd day of March 2009.

                                        Mike Geeslin
                                        COMMISSIONER OF INSURANCE


                                        BY: /S/  JEFF HUNT
                                            ------------------------------------
                                            Jeff Hunt, Admissions Officer
                                            Company Licensing &
                                            Registration Division
                                            Order No. 07-0989

No. 09-0180

                                 OFFICIAL ORDER
                                     of the

                            COMMISSIONER OF INSURANCE
                                     of the
                                 STATE OF TEXAS
                                  AUSTIN, TEXAS

                                Date: MAR 20 2009

SUBJECT CONSIDERED:

                          AIG ANNUITY INSURANCE COMPANY
                                 Amarillo, Texas
                                TDI No. 01-90880

    AMENDEMENT TO THE ARTICLES OF INCORPORATION AND CERTIFICATE OF AUTHORITY

GENERAL REMARKS AND OFFICIAL ACTION TAKEN:

On this day the Commissioner of Insurance considered the application of AIG ANNUITY INSURANCE COMPANY, Amarillo, Texas, for approval of an amendment to the Articles of Incorporation changing its name from AIG ANNUITY INSURANCE COMPANY to WESTERN NATIONAL LIFE INSURANCE COMPANY and for a Certificate of Authority evidencing such change.

AIG ANNUITY INSURANCE COMPANY has submitted the required Name Application. After review it appears to Department staff that the name WESTERN NATIONAL LIFE INSURANCE COMPANY, is not so similar to that of any other insurance company as to be likely to mislead the public, in compliance with TEX. INS. CODE ANN. Sections 841.053 and 841.156. AIG ANNUITY INSURANCE COMPANY has also submitted Articles of Incorporation, reflecting the name change.

The Name Change Endorsement for WESTERN NATIONAL LIFE INSURANCE COMPANY, Amarillo, Texas, Form No. R349-09, has been filed with the Life/Health Division of the Texas Department of Insurance and WESTERN NATIONAL LIFE INSURANCE COMPANY has represented to Staff at the Texas Department of Insurance that the Name Change Endorsement will be mailed to all affected policyholders by WESTERN NATIONAL LIFE INSURANCE COMPANY. Staff at the Texas Department of Insurance have reviewed the Name Change Endorsement for WESTERN NATIONAL LIFE INSURANCE COMPANY and it appears that the Name Change Endorsement properly notifies affected policyholders of the material changes to the policies and properly provides affected policyholders with proper contact information regarding the policy.

09-0180
COMMISSIONER'S ORDER
AIG ANNUITY INSURANCE COMPANY
PAGE 2 OF 2

Therefore, based upon the evidence submitted, the Commissioner of Insurance ORDERS that the proposed amendment to the Charter by amending the Articles of Incorporation to change the name from AIG ANNUITY INSURANCE COMPANY to WESTERN NATIONAL LIFE INSURANCE COMPANY be, and is hereby approved.

The Commissioner of Insurance FURTHER ORDERS that a Certificate of Authority be issued to WESTERN NATIONAL LIFE INSURANCE COMPANY, Amarillo, Texas, and that the prior Certificate of Authority No. 13030, dated March 1, 2002, be canceled concurrently.

                                        MIKE GEESLIN
                                        COMMISSIONER OF INSURANCE


                                        BY: /s/ JEFF HUNT
                                            ------------------------------------
                                        For Godwin Ohaechesi, Director
                                            Company Licensing & Registration
                                            Order 07-0989

Recommended by:


/s/ TARA FECHNER
-------------------------------------
Tara Fechner, Insurance specialist
Company Licensing & Registration

Reviewed by:


/s/ MARGARET JONON
-------------------------------------
Margaret Jonon, Staff Attorney
Financial Counsel Section
Legal & Regulatory Affairs Division

                             ARTICLES OF AMENDEMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          AIG ANNUITY INSURANCE COMPANY

                                   ARTICLE ONE

     The name of the corporation is AIG Annuity Insurance Company ("the Corporation").

                                   ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by written consent of the Corporation's sole shareholder on February 6, 2009. Article One is amended to read:

                                  "Article One

     "The name of this Corporation shall be Western National Life Insurance Company."

                                  ARTICLE THREE

     All of the issued and outstanding capital stock shares of the Corporation are owned by AGC Life Insurance Company, which voted all of such shares unanimously for the amendment by written consent. The number of shares of common stock outstanding and entitled to vote on such amendment was 50,000 and the number of shares of common stock voted "For" the amendment was 50,000 and the number of shares voted "Against "the amendment was 0.

                                  ARTICLE FOUR

     The purpose of the amendment to the Articles of Incorporation is to change the Corporation's name from AIG Annuity Insurance Company to Western National Life Insurance Company.

     Dated this 11th of February, 2009

                                        AIG Annuity Insurance Company


                                        By: /s/ BRUCE ADAMS
                                            -----------------------------------
                                            Its President


                                        By: /s/ KATHERINE STONER
                                            ------------------------------------
                                            Its Secretary

STATE OF TEXAS     Section
                   Section
COUNTY OF HARRIS   Section

     I, a Notary Public, do hereby certify that on this 11th day of February, 2009, personally appeared Bruce R. Abrams, President and Katherine Stoner, Secretary, who declared that they are the President and Secretary of AIG Annuity Insurance Company, that they signed the foregoing document as President and Secretary of such corporation, and that the statements contained therein are true and correct.


                                        /s/ JULIE GARCIA-BOLANOS
                                        ---------------------------------------
                                        Notary Public, State of Texas


                                        Julie Garcia-Bolanos
                                        ----------------------------------------
                                        Printed Name
                                        My commission expires 9/6/09

                                        [notary stamp]